UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)
(303) 468-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	PING	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2020, Ping Identity Holding Corp. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2020 Proxy Statement filed with the Securities and Exchange Commission on March 27, 2020. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below:

1.       Election of Class I Directors:

Name	For	Withheld	Broker Non-Votes
David A. Breach	68,687,976	5,082,259	2,417,790
Michael Fosnaugh	67,674,245	6,095,990	2,417,790
Brian N. Sheth	68,687,585	5,082,650	2,417,790

2.       The approval, by an advisory vote, to retain the classified structure of the Company’s Board of Directors:

For	Against	Abstain	Broker Non-Votes
66,247,806	7,285,486	236,943	2,417,790

3.       The approval, by an advisory vote, to retain the supermajority voting standards in the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws:

For	Against	Abstain	Broker Non-Votes
66,252,792	7,279,148	238,295	2,417,790

4.       The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
76,107,309	49,215	31,501	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: May 11, 2020	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer